AMENDMENT NO. 4
W I T N E S S E T H :
Execution Copy
Computation of Ratios
Subsidiaries of the Company
Consent of KPMG LLP
Powers of Attorney

EXHIBIT 10.32

EXECUTION COPY

AMENDMENT NO. 4

      AMENDMENT NO. 4, dated as of April 20, 2001 (this “Amendment”), under the THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 3, 1999 (as amended, supplemented or otherwise modified, the “Agreement”), among HAYES LEMMERZ INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), the several lenders from time to time parties to such Agreement (the “Lenders”), CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian-chartered bank acting through its New York Agency, as administrative agent for the Lenders thereunder and co-lead arranger (in such capacity, the “Administrative Agent”), CREDIT SUISSE FIRST BOSTON, as syndication agent for the Lenders thereunder and co-lead arranger, MERRILL LYNCH CAPITAL CORPORATION, a Delaware corporation, as co-documentation agent for the Lenders thereunder, and DRESDNER BANK AG, as co-documentation agent and European Swing Line Administrator for the Lenders.

W I T N E S S E T H :

      WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Agreement; and

      WHEREAS, the Borrower has requested, and the Lenders have agreed, to amend certain of the provisions of the Agreement;

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto hereby agree as follows:

      1. Defined Terms. Terms defined in the Agreement and used herein shall, unless otherwise indicated, have the meanings given to them in the Agreement.

      2. Amendment to Section 1.1 (Defined Terms). (a) The definitions of the terms, “Leverage Ratio”, “Permitted Receivables Financing”, “Senior Leverage Ratio”, and “Specified Assets” are hereby amended to read in their entireties as follows:

“Leverage Ratio”: as of the end of each fiscal quarter of the Borrower, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Total Indebtedness on such date (provided that, for purposes of calculating such ratio (i) as of the end of fiscal quarters other than those ending in fiscal years 2001 and 2002 of the Borrower, Total Indebtedness shall include Indebtedness described in clause (g) of the definition of such term only to the extent that the aggregate Dollar Equivalent Amount thereof exceeds $250,000,000 and (ii) as of the end of fiscal quarters ending in fiscal years 2001 and 2002 of the Borrower, all such Indebtedness shall be included) to (b) EBITDA for the twelve month period ending on such date.

“Permitted Receivables Financing”: a receivables financing transaction financed in Dollars or in a currency other than Dollars the terms and conditions of which that are applicable to the Borrower are similar to, and no less favorable in any material respects to the Lenders and the Borrower than the terms of, the receivables financing transaction entered into by the Borrower on April 30, 1998 (the “1998 Transaction”), provided that the following shall not prevent any such receivables financing transaction from being a Permitted Receivables Financing: (a) the fact that the costs associated therewith (including implicit financing charges) are greater than those applicable to the 1998 Transaction (but only if such costs are consistent with those generally available at the time of such transaction for sellers of receivables comparable to the Borrower), (b) the fact that the committed amount of such transaction is less than $175,000,000 (provided that it is at least $125,000,000) and (c) the fact that such transaction does not involve a receivables conduit structure.

“Senior Leverage Ratio”: as of the end of each fiscal quarter of the Borrower, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Total Indebtedness on such date (provided that, for purposes of calculating such ratio (i) as of the end of fiscal quarters other than those ending in fiscal years 2001 and 2002 of the Borrower, Total Indebtedness shall include Indebtedness described in clause (g) of the definition of such term only to the extent that the aggregate Dollar Equivalent Amount thereof exceeds $250,000,000 and (ii) as of the end of fiscal quarters ending in fiscal years 2001 and 2002 of the Borrower, all such Indebtedness shall be included) minus the aggregate principal amount of the Senior Subordinated Notes outstanding on such date to (b) EBITDA for the twelve month period ending on such date.

“Specified Assets”: the following assets of Borrower and/or its subsidiaries: (a) the non-wheel aluminum casting operations of Borrower’s subsidiary, Metaalgietrij Giesen B.V. in Tegelen, Netherlands; Bergen, Netherlands; and Hoboken, Belgium; and (b) the powertrain and engine components operations (manifolds, cylinder heads and engine blocks) of Borrower and certain of its subsidiaries.

      3. Amendment to Subsection 2.1(a) and Related Provisions. Subsection 2.1(a) of the Agreement is hereby amended by deleting the proviso which appears at the end of the second sentence thereof; subsection 1.1 of the Agreement is hereby amended by deleting therefrom the term “Clean-Down Amount”; subsection 4.3(g) is hereby deleted in its entirety; and subsection 7.2(b) of the Agreement is hereby amended by deleting clause (iv) thereof in its entirety and substituting in lieu thereof the following:

"(iv) the Borrower has set forth in reasonable detail any and all such calculations necessary to show compliance with all of the financial condition covenants set forth in subsections 8.1 and 8.9, including, without limitation, calculations and reconciliations, if any, necessary to show compliance with such financial condition covenants on the basis of generally accepted accounting principles in the United States consistent with those utilized in preparing the audited financial statements referred to in subsection 5.1, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;”

      4. Amendment to Subsection 4.3 (Mandatory Prepayments and Reduction of Revolving Credit Commitments). (a) Subsection 4.3(c) of the Agreement is hereby amended by deleting the words “180 days” which appear therein and substituting in lieu thereof the words “90 days”; and

      (b) Subsection 4.3(c) and Subsection 4.3(h) of the Agreement are each hereby amended by deleting the words “180th day” which appear therein and substituting in lieu thereof the words “90th day”.

      5. Amendment to Subsection 5.2. Subsection 5.2 of the Agreement is hereby amended by (i) deleting “July 31, 2000” where it appears therein and inserting, in lieu thereof, “October 31, 2000” and (ii) inserting at the end of the first sentence thereof, before the period mark, the following:

“provided, however, that no Material Adverse Effect shall be deemed to have occurred based in whole or in part on any development or event reflected in or contemplated by the Borrower’s financial and other information and projections, dated April 2, 2001 that were delivered to the Lenders on or about April 2, 2001.

      6. Amendment to Subsection 7.1. Subsection 7.1 of the Agreement is hereby amended by (a) deleting the “and” at the end of clause (a) thereof and substituting a semicolon, (b) deleting the semicolon at the end of clause (b) thereof and substituting in lieu thereof “and” and (c) adding the following new paragraph (c) immediately following paragraph (b) thereof:

"(c) as soon as available, but in any event within 30 days after the end of each of the first, second, fourth, fifth, seventh, eighth, tenth and eleventh monthly periods of each fiscal year of the Borrower, the unaudited Consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited Consolidated statements of income and of cash flows of the Borrower and its consolidated Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth (i) in the case of such Consolidated balance sheet, in comparative form the figures as at the end of the corresponding month of the previous fiscal year and (ii) in the case of such Consolidated statements of income and of cash flows, in comparative form the figures for the corresponding month of the previous fiscal year;”

      7. Amendment to Subsection 8.1(a). Subsection 8.1(a) of the Agreement is hereby amended by (i) deleting from the table of Leverage Ratios the maximum Leverage Ratios for fiscal quarters ending in 2001 and 2002 and (ii) replacing them with the following:

Fiscal Quarter		Leverage Ratio

2001	1st	6.95 to 1.00

	2nd	7.25 to 1.00

	3rd	6.95 to 1.00

	4th	6.40 to 1.00

Fiscal Quarter		Leverage Ratio

2002	1st	5.75 to 1.00

	2nd	5.50 to 1.00

	3rd	5.50 to 1.00

	4th	5.50 to 1.00

      8. Amendment to Subsection 8.1(b). Subsection 8.1(b) of the Agreement is hereby amended by (i) deleting from the table of Interest Coverage Ratios the minimum Interest Coverage Ratios for fiscal quarters ending in 2001 and 2002 and (ii) replacing them with the following:

Fiscal Quarter		Leverage Ratio

2001	1st	1.50 to 1.00

	2nd	1.50 to 1.00

	3rd	1.50 to 1.00

	4th	1.60 to 1.00

2002	1st	1.60 to 1.00

	2nd	1.75 to 1.00

	3rd	1.75 to 1.00

	4th	1.75 to 1.00

      9. Amendment to Subsection 8.1(c). Subsection 8.1(c) of the Agreement is hereby amended by (i) deleting from the table of Fixed Charge Coverage Ratios the minimum Fixed Charge Coverage Ratios for fiscal quarters ending in 2001 and 2002 and (ii) replacing them with the following:

Fiscal Quarter		Fixed Charge Coverage Ratio

2001	1st	50 to 1.00

	2nd	50 to 1.00

	3rd	50 to 1.00

	4th	65 to 1.00

2002	1st	75 to 1.00

	2nd	75 to 1.00

	3rd	75 to 1.00

	4th	75 to 1.00

      10. Amendment to Subsection 8.1(d). Subsection 8.1(d) of the Agreement is hereby amended to read in its entirety as follows:

"(d) Senior Leverage Ratio. Permit the Senior Leverage Ratio as of the end of any fiscal quarter set forth below to be greater than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter		Senior Leverage Ratio

2000	4th	3.00 to 1.00

2001	1st	3.95 to 1.00

	2nd	4.00 to 1.00

	3rd	3.75 to 1.00

	4th	3.50 to 1.00

Thereafter,		3.00 to 1.00"

      11. Amendment to Subsection 8.6 (Limitation on Sale of Assets). Subsection 8.6 of the Agreement is hereby amended by deleting in their entirety clauses (b), (h), (i) and (j) thereof and substituting in lieu thereof the following:

"(b) the sale or other disposition of any assets at fair market value; provided that the Net Cash Proceeds of all sales of assets permitted by this clause (b) are applied to make mandatory prepayments and permanent reductions of the Revolving Credit Commitments pursuant to subsection 4.3(c), except that (i) the Borrower and the Guarantor Subsidiaries may use up to $75,000,000 in the aggregate of such Net Cash Proceeds received by them in any fiscal year of the Borrower to acquire within 90 days after the receipt thereof, assets used or useful in the business of the Borrower and the Guarantor Subsidiaries, and such amount so used need not be so applied pursuant to subsection 4.3(c) and (ii) the Non-Guarantor Subsidiaries may use all such Net Cash Proceeds received by them, within 90 days of the receipt thereof, to (x) prepay, repay or purchase Indebtedness of Non-Guarantor Subsidiaries permitted by subsection 8.2 or (y) acquire assets used or useful in the businesses of Non-Guarantor Subsidiaries, and such amount so used shall not be required to be so applied pursuant to subsection 4.3(c);

"(h) dispositions resulting from any casualty or condemnation of any property; provided that the proceeds of any such single disposition of property permitted by this clause (h) in excess of $10,000,000 are applied pursuant to subsection 4.3(h);

"(i) the sale or other disposition of any Specified Assets at fair market value; provided that the Net Cash Proceeds of all sales of Specified Assets permitted by this clause (i) are applied as provided in subsection 4.3(c), except that (i) any such Net Cash Proceeds of sales or other dispositions of Specified Assets permitted by this clause (i) to the extent that they are used to (x) make Investments permitted by subsection 8.9(e) within 90 days of receipt thereof or (y) acquire assets used or useful in the businesses of the Borrower and its Subsidiaries within 90 days of receipt thereof, shall not be required to be applied as provided in subsection 4.3(c);

"(j) the sale or other disposition of assets at fair market value in connection with one or more sale and leaseback transactions (provided that in connection therewith the Administrative Agent shall be authorized to enter into an intercreditor agreement on behalf of the Lenders in respect of such assets if requested to do so by the Borrower on terms and conditions reasonably satisfactory to the Administrative Agent), provided that the Net Cash Proceeds of all sales or other dispositions of assets permitted by this clause (j) are applied to make mandatory prepayments and permanent reductions of the Revolving Credit Commitments pursuant to subsection 4.3(c), except that (i) the Borrower and the Guarantor Subsidiaries may use up to $50,000,000 in the aggregate of such excess Net Cash Proceeds received by them in any fiscal year of the Borrower to acquire within 90 days after the receipt thereof, assets used or useful in the business of the Borrower and the Guarantor Subsidiaries, and such excess amount so used need not be so applied pursuant to subsection 4.3(c); and”.

      12. Amendment to Subsection 8.8 (Limitation on Capital Expenditures). Subsection 8.8 of the Agreement is amended by deleting the subsection in its entirety and replacing it with the following:

“8.8 Limitation on Capital Expenditures. Make any Capital Expenditure except for (a) expenditures with the Net Cash Proceeds of sales or other dispositions of assets to the extent permitted by subsection 8.6(b), (h), (i) and (j) and (b) expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Subsidiaries during any of the test periods set forth below, the amount set forth opposite such test period set forth below:

Test Period	Amount

February 1, 2000 - January 31, 2001	$170,000,000

February 1, 2001 - January 31, 2002	125,000,000

February 1, 2002 - January 31, 2003	135,000,000

February 1, 2003 - January 31, 2004	160,000,000

February 1, 2004 - January 31, 2005	160,000,000"

      13. Amendment to Schedule B. Schedule B of the Agreement is hereby amended by (i) deleting in its entirety the table of Applicable Margins and Applicable Commitment Fee Rates and (ii) inserting, in lieu thereof, the following table of Applicable Margins and Applicable Commitment Fee Rates:

	Applicable Margin
			Applicable
		Base Rate	Commitment
Leverage Ratio	Libor Spread	Spread	Fee Rate

Greater than or equal to 6.500 to 1	4.00%	2.50%	.625%

Less than 6.500 to 1 but greater than or equal to 5.750 to 1	3.75%	2.25%	.500%

Less than 5.750 to 1 but greater than or equal to 5.250 to 1	3.50%	2.00%	.500%

Less than 5.250 to 1 but greater than or equal to 4.750 to 1	3.25%	1.50%	.500%

Less than 4.750 to 1 but greater than or equal to 4.250 to 1	3.00%	1.25%	.425%

Less than 4.250 to 1 but greater than or equal to 3.750	2.50%	1.00%	.375%

Less than 3.750 to 1 but greater than or equal to 3.250	1.75%	.25%	.300%

Less than 3.250 to 1	1.25%	0.00%	.300%

      14. Conditions to Effectiveness of Amendment. This Amendment will become effective (as of the date first set forth above) on the date (the “Effective Date”) upon which the Administrative Agent shall have received (a) counterparts hereof, duly executed and delivered by the Borrower, each Guarantor and the Majority Lenders and (b) for the account of each Lender which shall have executed and delivered a counterpart hereof to the Administrative Agent prior to 5:00 P.M., New York City time, on April 20, 2001, a fee in an amount equal to    .25% of the sum of such Lender’s Revolving Credit Commitment and Term Loans outstanding on such date.

      15. Representations and Warranties. The Borrower represents and warrants to each Lender that as of the date hereof and after giving effect to this Amendment (a) the representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects (except to the extent that such representations and warranties are expressly stated to relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and (b) no

Default or Event of Default has occurred and is continuing as of the date hereof; provided, that each reference to the Agreement therein shall be deemed to be a reference to the Agreement after giving effect to this Amendment.

      16. Continuing Effect. Except as expressly waived or amended hereby, the Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

      17. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective for all purposes hereof.

      18. Payment of Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

      16. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[Signature Lines Omitted]